Exhibit 10.30

FIFTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifth Amendment”) is entered into as of March 31, 2008 by and among CYMRI, L.L.C. a Nevada limited liability company, formerly known as TRADESTAR ACQUISITION SUB, L.L.C., a Nevada limited liability company, successor to The CYMRI Corporation, a Texas corporation (“CYMRI”), and TRIUMPH ENERGY, INC., a Louisiana corporation (“TEI”) (collectively “Borrowers”), and STERLING BANK, a Texas state chartered bank (“Lender”).  Capitalized terms used but not defined in this Fifth Amendment have the meaning given them in the Credit Agreement (defined below).

RECITALS

A.            Borrowers and Lender entered into that certain Amended and Restated Credit Agreement dated as of December 3, 2004 (as amended by the First Amendment thereto dated May 22, 2006, the Second Amendment thereto dated September 7, 2006, the Third Amendment thereto dated November 29, 2007, the Fourth Amendment thereto dated effective December 31, 2007 and as subsequently amended, restated or supplemented, the “Credit Agreement”).

B.            Borrowers and Lender have agreed to amend the Credit Agreement, subject to the terms and conditions of this Fifth Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

1.             Amendments to Credit Agreement

A.            ARTICLE I, DEFINITIONS AND INTERPRETATIONS, of the Credit Agreement is hereby amended by adding the following defined term:

“Fifth Amendment” means the Fifth Amendment to Amended and Restated Credit Agreement dated March 31, 2008 among Borrowers and Lender.

B.            ARTICLE I, DEFINITIONS AND INTERPRETATIONS, of the Credit Agreement is hereby further amended by deleting in their entirety the defined terms “Commitment”, “Commitment Termination Date” and “Final Maturity” and replacing them with the following defined terms:

“Commitment” shall mean the obligation of Lender, subject to applicable provisions of this Agreement, to permit Loans to remain outstanding for the benefit of Borrowers pursuant to Section 2.1 in an aggregate amount not to exceed the Borrowing Base then in effect as such Borrowing Base is reduced from time to time.

“Commitment Termination Date” shall mean January 1, 2009.

“Final Maturity” shall mean January 1, 2009.

C.            ARTICLE I, DEFINITIONS AND INTERPRETATIONS, of the Credit Agreement is hereby further amended by deleting in their entirety the definitions of “Available Commitment” and “Borrowing Request”.

D.            Section 2.1, Revolving Line of Credit, of the Credit Agreement is hereby deleted in its entirety and is replaced with the following:

2.1           Outstanding Loans.

(a)           Notwithstanding anything to the contrary under this Agreement, Borrowers may not (i) borrow under this Agreement, (ii) reborrow any amounts repaid under this Agreement or (iii) request the issuance of any Letters of Credit.  Upon the terms and conditions of, and relying on the representations and warranties contained in, this Agreement, Lender agrees to permit the Loans previously extended to or for the benefit of Borrowers to remain outstanding, provided that the Loan Balance may not at any time exceed the then existing Borrowing Base.

(b)           Other than prepayments made pursuant to Section 2.8, each prepayment of principal under this Agreement shall be in an amount at least equal to $100,000 and integral multiples of $10,000.  Each prepayment shall be deemed a separate prepayment for purposes of the foregoing.

(c)           The Loans previously made under this Section 2.1 shall be evidenced by the Note.

(d)           Borrowers and Lender acknowledge that as of the date of the Fifth Amendment, the outstanding principal amount of the Note is $2,750,000.00.

E.             Section 2.7, Borrowing Base Determinations, of the Credit Agreement, as previously amended in part, is hereby further amended by deleting that Section in its entirety and replacing it with the following text:

2.7           Borrowing Base Determinations.

(a)           The Borrowing Base as of the date of the Fifth Amendment is acknowledged by the Borrowers and the Lender to be $2,750,000, which is all attributable to the Borrowing Base Oil and Gas Properties and $0.00 is attributable to the Borrowing Base Accounts.  The amount of the Borrowing Base attributable to the Borrowing Base Oil and Gas Properties (as reduced from time to time under the terms of this Agreement) shall be reduced by $115,000 on the first day of each month beginning April 1, 2008.

(b)           The Borrowing Base attributable to the Borrowing Base Oil and Gas Properties and the Borrowing Base Accounts will not be scheduled for redetermination.  Borrowers shall have no right to request that Lender redetermine the Borrowing Base attributable to the Borrowing Base Oil and Gas Properties or the Borrowing Base Accounts.  Notwithstanding the foregoing, the Lender may in its discretion redetermine the Borrowing Base attributable to the Borrowing Base Oil and Gas Properties based on Reserve Reports and all other information available to the Lender and the amount by which the Borrowing Base shall be reduced each calendar month as set forth in Section 2.7(a) at any time and from time to time.

(c)           Upon each determination of the Borrowing Base and any such monthly reductions by the Lender, the Lender shall notify the Borrower in writing of such determination, and the Borrowing Base and the amount by which the Borrowing Base shall be reduced so communicated to the Borrowers shall become effective upon such written notification and shall remain in effect until the next redetermination by Lender of the Borrowing Base and the amount by which the Borrowing Base shall be reduced.

(d)           The Borrowing Base shall represent the determination by the Lender, in accordance with the applicable definitions and provisions herein contained and its customary lending practices for loans of this nature, of the value, for loan purposes, of the Borrowing Base Oil and Gas Properties.  Furthermore, the Borrowers acknowledge that (i) the determination of the Borrowing Base contains an equity cushion, which is acknowledged by the Borrower to be essential for the adequate protection of the Lender and (ii) the Borrowing Base will not be increased following the date of this Fifth Amendment, and Lender shall have no obligation to increase the Borrowing Base or redetermine the Borrowing Base attributable to either the Borrowing Base Oil and Gas Properties or the Borrowing Base Accounts.

2.             Additional Affirmative Covenant.  Borrowers hereby covenant and agree to expend, prior to January 1, 2009, a minimum of $250,000 from the funds held in the tax reserve escrow account as provided in Section 6.4 of that certain Stock Purchase Agreement dated March 11, 2008 between Hamilton Acquisition, Inc. and Petroleum Engineers, Inc.; provided that such funds shall be used solely for capital projects, workover operations and other related activities on wells located on the Borrowing Base Oil and Gas Properties that are subject to liens in favor of Lender.  Borrowers acknowledge that the foregoing is an additional affirmative covenant under the Credit Agreement, the breach of which could result in an Event of Default as provided in Section 7.1(b) thereof.

3.             Certain Release.  To secure the obligations and indebtedness incurred by the Borrowers under the Credit Agreement, F.M. Cantrell, Jr. (“Obligor”) executed that certain Pledge of Certificates of Deposit dated as of December 3, 2004 in favor of Lender, as ratified and amended  from time to time (as ratified and amended, the “Pledge Agreement”).  Pursuant to the Credit Agreement, Lender agreed to reduce the principal amount of the Certificates of Deposit described as the Collateral under the Pledge Agreement (the “Original Certificates of Deposit”)

to secure the Obligations under the Credit Agreement.  A portion of the Original Certificates of Deposit were transferred and invested in one certificate of deposit with Lender, as Certificate of Deposit No. 157955 in the amount of $500,000 and such Certificate of Deposit has been renewed and extended as of September 7, 2007 under the same Certificate of Deposit No. 157955 (as extended and renewed, and as may be further extended and renewed, the “New Certificate of Deposit”).  Lender hereby releases its security interests and other rights under the Pledge Agreement and further agrees that Obligor, at his option, is entitled to redeem such New Certificate of Deposit.

4.             Conditions.  This Fifth Amendment shall be effective once each of the following have been delivered to Lender: (a) this Fifth Amendment executed by Borrowers and Lender; and (b) such other documents as Lender may reasonably request.

5.             Representations and Warranties.  Borrowers represent and warrant to Lender that (a) they possess all requisite power and authority to execute, deliver and comply with the terms of this Fifth Amendment, (b) this Fifth Amendment has been duly authorized and approved by all requisite corporate action, (c) no other consent of any Person (other than the Lender) is required for this Fifth Amendment to be effective, and (d) the execution and delivery of this Fifth Amendment does not violate their organizational documents.  The representations and warranties made in this Fifth Amendment shall survive the execution and delivery of this Fifth Amendment.  No investigation by Lender is required for Lender to rely on the representations and warranties in this Fifth Amendment.  By execution of this Fifth Amendment, Lender does not waive any existing Defaults or Events of Default that may have occurred under the Credit Agreement, and this Fifth Amendment is not to be construed as an indication that Lender would be willing to waive any such Defaults or Events of Default thereunder. Lender hereby reserves all rights and remedies under the Loan Documents, at law and in equity.

6.             Scope of Amendment and Release.  All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Fifth Amendment.  Except as affected by this Fifth Amendment and the amendment to the Loan Documents executed in connection with this Fifth Amendment, the Loan Documents are unchanged and continue in full force and effect.  However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Fifth Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement.  Borrowers hereby release Lender from any liability for actions or omissions in connection with the Credit Agreement and the other Loan Documents prior to the date of this Fifth Amendment.

7.             Miscellaneous.

(a)           Headings.  The headings and captions used in this Fifth Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Fifth Amendment, the Credit Agreement, or the other Loan Documents.

(b)           Successors and Assigns.  This Fifth Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(c)           Multiple Counterparts.  This Fifth Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Fifth Amendment may be transmitted and signed by facsimile or by portable document format (PDF).  The effectiveness of any such documents and signatures shall have the same force and effect as manually-signed originals and shall be binding on the party signing.  Lender may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any signature.

(d)           Governing Law.  This Fifth Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.

(e)           Entirety.  THIS FIFTH AMENDMENT AND THE OTHER LOAN DOCUMENTS (AS AMENDED HEREBY) REPRESENT THE FINAL AGREEMENT BY AND AMONG BORROWERS AND THE LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

This Fifth Amendment is executed as of the date set out in the preamble to this Fifth Amendment.

[Signature pages are on the immediately following page.]

CYMRI, L.L.C.

By:	/s/ Larry M. Wright
Larry M. Wright
Chief Executive Officer

TRIUMPH ENERGY, INC.

By:	/s/ Larry M. Wright
Larry M. Wright
Chief Executive Officer

STERLING BANK

By:	/s/ Jeff A. Forbis
Jeff A. Forbis
Senior Vice President

Signature Page to Fifth Amendment